SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

Nu Horizons Electronics Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 3, 2011, Nu Horizons Electronics Corp., a Delaware corporation (“Nu Horizons” or the “Company”), consummated the merger (the “Merger”) of Neptune Acquisition Corporation, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Arrow Electronics, Inc., a New York corporation (“Arrow”), with and into Nu Horizons, in accordance with the Agreement and Plan of Merger, dated as of September 19, 2010, by and among Nu Horizons, Arrow and Merger Sub (the “Merger Agreement”), with Nu Horizons continuing as the surviving corporation.  Pursuant to the terms of the Merger Agreement, each share of Nu Horizons common stock, $0.0066 par value per share, issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), was converted into the right to receive $7.00 in cash, without interest.  Upon the Effective Time, Nu Horizons became a wholly-owned subsidiary of Arrow.

Item 8.01              Other Events.

On December 30, 2010, Arrow received notification that the Merger had received anti-trust approval in China.  In addition, the other conditions to the closing of the Merger were deemed satisfied (other than those conditions that by their terms could not be satisfied until the time of the closing).  Accordingly, the Merger was consummated on January 3, 2011 at which time the Company issued a press release announcing the consummation of the Merger.

A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated January 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date:	January 3, 2011	By:	/s/ Martin Kent
		Name:	Martin Kent
		Title:	President